Exhibit 24.2

ANHEUSER-BUSCH COMPANIES, INC.
POWER OF ATTORNEY

         The undersigned director and officer of Anheuser-Busch Companies, Inc., a Delaware corporation (the “Company”), hereby appoints Patrick T. Stokes, W. Randolph Baker, JoBeth G. Brown and William J. Kimmins, Jr., and each of them acting singly, the true and lawful agents and attorneys of the undersigned, with full power of substitution, to do all things and to execute all instruments which any of them may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with (i) the proposed registration under said Act pursuant to a Registration Statement on Form S-3 of the debt securities of the Company in a principal amount not to exceed $1,000,000,000 (this authorization to include the authority to sign the name of each of the undersigned in the capacities indicated below to the said proposed Registration Statement to be filed with the Securities and Exchange Commission in respect of said securities, and to any amendments to said proposed Registration Statement); and (ii) any amendments to the Company's existing Registration Statement on Form S-3 (No. 333-64996) (this authorization to include the authority to sign the name of the undersigned in the capacities indicated below to any such amendment to be filed with the Securities and Exchange Commission).

        IN WITNESS WHEREOF, the undersigned has executed a copy of this Power of Attorney as of July 1, 2002.

/s/ PATRICK T. STOKES
Patrick T. Stokes, President and Chief Executive Officer and Director (Principal Executive Officer)